                                EXHIBIT 4.9(f)

                                FIRST AMENDMENT

  FIRST AMENDMENT, dated as of February 3, 1998 (this "First Amendment") to the Agreement and Amendment dated as of June 17, 1997 (as the same may be amended, supplemented or modified from time to time, the "June 1997 364-Day Agreement and Amendment") among COLUMBIA/HCA HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties hereto (the "Banks"), BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, THE BANK OF NEW YORK, CITIBANK, N.A., DEUTSCHE BANK AG, FLEET NATIONAL BANK, THE FUJI BANK LIMITED, THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, NATIONSBANK, N.A., PNC BANK, KENTUCKY, INC., UNION BANK OF SWITZERLAND, NEW YORK BRANCH AND WACHOVIA BANK OF GEORGIA, N.A., as Co-Agents (collectively, the "Co-Agents"), THE SAKURA BANK, LTD. NEW YORK BRANCH, THE SUMITOMO BANK LIMITED, SUNTRUST BANK, NASHVILLE, N.A., WELLS FARGO BANK, N.A., as Lead Managers (collectively, the "Lead Managers") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent") and as CAF Loan agent (in such capacity, the "CAF Loan Agent").


                             W I T N E S S E T H :
                             --------------------


  WHEREAS, for the convenience of the parties to the agreement and amendment dated as of February 28, 1996 (the "February 1996 Agreement and Amendment"), among the Company, the several banks and other financial institutions from time to time parties thereto and Chase, as agent for the Banks hereunder and as CAF Loan Agent, a composite conformed copy (the "364-Day Composite Conformed Credit Agreement") of the Credit Agreement, dated as of February 10, 1994 as incorporated by reference into and amended by the September 1994 Agreement and Amendment, the February 1995 Agreement and Amendment and the February 1996 Agreement and Amendment was prepared and delivered to such parties;

  WHEREAS, the Company, the several banks and other financial institutions and Chase, as agent for the Banks hereunder and as CAF Loan Agent, were parties to the Agreement and Amendment, dated as of February 26, 1997 (the "February 1997 364-Day Agreement and Amendment") which adopted and incorporated by reference all of the terms and provisions of the 364-Day Composite Conformed Credit Agreement, subject to the amendment thereto provided for in the February 1997 364-Day Agreement and Amendment;

  WHEREAS, the February 1997 364-Day Agreement and Amendment was replaced by the June 1997 364-Day Agreement and Amendment;

  WHEREAS, the June 1997 364-Day Agreement and Amendment adopts and incorporates by reference all of the terms and provisions of the 364-Day Composite Conformed Credit Agreement, subject to the amendment thereto provided for in the June 1997 364-Day Agreement and Amendment;

  WHEREAS, the parties hereto wish to amend certain provisions of the June 1997 364-Day Agreement and Amendment on the terms set forth herein;

  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

  1.  Definitions.  Unless otherwise defined herein, terms defined in the June

1997 364-Day Agreement and Amendment shall be used as so defined.

         2.  Amendments to the June 1997 364-Day Agreement and Amendment.

        (a) Section 3 of the June 1997 364-Day Agreement and Amendment is hereby amended as follows:

             (i) by deleting the defined terms "Applicable Margin", "Consolidated Earnings Before Interest and Taxes" and "Consolidated Tangible Net Worth" in their entirety and substituting in lieu thereof the following defined terms in proper alphabetical order:

        "`Applicable Margin': (a) for the period up to the First Amendment Effective Date (i) with respect to Alternate Base Rate Loans, 0% per annum and (ii) with respect to Eurodollar Loans, 0.20%; and (b) for the period after and including the First Amendment Effective Date (i) with respect to Alternate Base Rate Loans, 0% per annum and (ii) with respect to Eurodollar Loans, 0.3125%.";

        "`Consolidated Earnings Before Interest and Taxes': for any period for which the amount thereof is to be determined, Consolidated Net Income for such period plus (i) all amounts deducted in computing such Consolidated Net Income in respect of interest expense on Indebtedness and income taxes and (ii) non-cash non-recurring charges (including charges as a result of changes in method of accounting) and adjustments for impairment of long-lived assets in accordance with original pronouncement number 121 of the Financial Accounting Standards Board incurred or made as of or for the fiscal quarters ending September 30, 1997 and December 31, 1997 not exceeding in the aggregate $1,200,000,000 on a pre-tax basis, all determined in accordance with GAAP."; and

        "`Consolidated Tangible Net Worth': Consolidated Assets of the Company and its Subsidiaries, plus non-cash non-recurring charges (including charges as a result of changes in method of accounting) and adjustments for impairment of long-lived assets in accordance with original pronouncement number 121 of the Financial Accounting Standards Board incurred or made as of or for the fiscal quarters ending September 30, 1997 and December 31, 1997 not exceeding in the aggregate $1,200,000,000 on a pre-tax basis, less the following:

          (a) the amount, if any, at which any treasury stock appears on the assets side of the balance sheet;

          (b)  an amount equal to goodwill;

          (c) any write up in book value of assets resulting from any revaluation made after December 31, 1992 in the case of the Company and its Subsidiaries (excluding Galen and its Subsidiaries) and HCA and its Subsidiaries and August 31, 1993 in the case of Galen and its Subsidiaries;

          (d) an amount equal to all amounts which appear or should appear as a credit on the balance sheet of the Company in respect of any class or series of preferred stock of the Company; and

          (e) all liabilities which in accordance with GAAP should be reflected as liabilities on such consolidated balance sheet, but in any event including all Indebtedness.".

            (ii) by inserting in such section the following new defined term in proper alphabetical order:

         "`First Amendment Effective Date': the Effective Date as defined in the First Amendment, dated as of February 3, 1998, to this Agreement."

        (b) Section 5 of the June 1997 364-Day Agreement and Amendment is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 5:

        "SECTION 5. Facility Fee. For purposes of this Agreement, subsection 2.3(a) of the 364-Day Composite Conformed Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

        (a) The Company agrees to pay to the Agent for the account of each Bank a facility fee (i) in respect of the period from and including the first day of the Commitment Period up to the First Amendment Effective Date, at the rate of 0.050% per annum, and (ii) in respect of the period from and including the First Amendment Effective Date to the Termination Date, at the rate of 0.1875% per annum, in each case computed on the average daily amount of the Commitment of such Bank during the period for which payment is made, payable quarterly on the last day of each March, June, September and December and on any earlier date on which the Commitments shall terminate as provided herein and the Revolving Credit Loans shall have been repaid in full, commencing on the first of such dates to occur after the date hereof.'".

        (c) Schedule V to the June 1997 364-Day Agreement and Amendment is hereby amended by deleting Schedule V in its entirety and substituting in lieu thereof Schedule V attached hereto as Schedule V.

        3. Effective Date; Conditions Precedent. This First Amendment will become effective on February 3, 1998 (the "Effective Date") subject to the compliance by the Company with its agreements herein contained and to the satisfaction on or before the Effective Date of the further condition that the Agent shall have received copies of this First Amendment, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, and executed and delivered by the Required Lenders.

        4. Legal Obligation. The Company represents and warrants to each Bank that this First Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        5. Continuing Effect; Application. Except as expressly amended hereby, the June 1997 364-Day Agreement and Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. The parties hereto agree that the amendments contained herein to the June 1997 364-Day Agreement and Amendment shall be applicable in determining compliance with the covenants contained in subsections 5.6 and 5.7 of the 364-Day Composite Conformed Credit Agreement as adopted and incorporated by reference into, and as amended by, the June 1997 364-Day Agreement and Amendment, for any date on or after December 31, 1997 and for the period ended December 31, 1997.

        6. Expenses. The Company agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this First Amendment and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

         7. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8. Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this First Amendment signed by all the parties shall be lodged with the Company and the Agent.

  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                         COLUMBIA/HCA HEALTHCARE CORPORATION



                         By:
                            -----------------------------------
                            Name:
                            Title:



                         THE CHASE MANHATTAN BANK, as Agent, as CAF
                         Loan Agent and as a Bank



                         By:
                            ----------------------------------------------------
                            Name:
                            Title:



                         ABN AMRO BANK N.V., as a Bank



                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         By:
                            ----------------------------------------------------
                            Name:
                            Title:

                         ARAB BANK PLC, GRAND CAYMAN BRANCH, as a Bank



                         By:
                            -----------------------------------
                            Name:
                            Title:


                         BANCA MONTE DEI PASCHI DI SIENA SpA, as a Bank



                         By:
                            -----------------------------------
                            Name:
                            Title:

                         By:
                            -----------------------------------
                            Name:
                            Title:


                         BANK ONE TEXAS, N.A., as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE BANK OF NEW YORK, as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE BANK OF NOVA SCOTIA, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         BANQUE NATIONALE DE PARIS -Houston Agency, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         BARNETT BANK, N.A., as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         CITIBANK, N.A., as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         COMERICA BANK, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         CORESTATES BANK, N.A., as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         CRESTAR BANK, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE DAI-ICHI KANGYO BANK, LIMITED, ATLANTA AGENCY, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH(ES), as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         FIRST HAWAIIAN BANK, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         FIRST AMERICAN NATIONAL BANK, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         FIRST UNION NATIONAL BANK, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         FLEET NATIONAL BANK, as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE FUJI BANK LIMITED, as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY, as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         KEYBANK NATIONAL ASSOCIATION, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         THE MITSUBISHI TRUST AND BANKING CORPORATION, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE MITSUI TRUST AND BANKING COMPANY, LIMITED, NEW YORK BRANCH, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         NATIONAL CITY BANK OF KENTUCKY, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         NATIONSBANK, N.A. as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE NORINCHUKIN BANK, NEW YORK BRANCH, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         THE NORTHERN TRUST COMPANY, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         PNC BANK, KENTUCKY, INC. as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE SAKURA BANK, LTD. NEW YORK BRANCH, as a Lead Manager and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE SUMITOMO BANK, LIMITED, as a Lead Manager and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         SUNTRUST BANK, NASHVILLE, N.A., as a Lead Manager and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         THE TOKAI BANK, LIMITED, NEW YORK BRANCH, as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         TORONTO DOMINION (TEXAS), INC., as a Bank



                         By:
                            -----------------------------------
                            Name:
                            Title:


                         THE TOYO TRUST & BANKING CO., LTD., as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         UNION BANK OF SWITZERLAND, NEW YORK BRANCH, as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         By:
                            -----------------------------------
                            Name:
                            Title:


                         UNION PLANTERS BANK OF MIDDLE TENNESSEE, N.A.


                         By:
                            -----------------------------------
                            Name:
                            Title:


                         WACHOVIA BANK OF GEORGIA, N.A., as a Co-Agent and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         WELLS FARGO BANK, N.A., as a Lead Manager and as a Bank


                         By:
                            -----------------------------------
                            Name:
                            Title:

                         By:
                            -----------------------------------
                            Name:
                            Title: